     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 2, 1994

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                        MADISON GAS AND ELECTRIC COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

               WISCONSIN                               39-0444025
    (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)
                             133 SOUTH BLAIR STREET
                              POST OFFICE BOX 1231
                         MADISON, WISCONSIN 53701-1231
                                 (608) 252-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                 GARY J. WOLTER
                  VICE PRESIDENT--ADMINISTRATION AND SECRETARY
                             133 SOUTH BLAIR STREET
                              POST OFFICE BOX 1231
                         MADISON, WISCONSIN 53701-1231
                                 (608) 252-7292
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

  TITLE OF EACH CLASS      AMOUNT    PROPOSED MAXIMUM PROPOSED MAXIMUM
     OF SECURITIES          TO BE     OFFERING PRICE     AGGREGATE        AMOUNT OF
    TO BE REGISTERED     REGISTERED     PER UNIT*     OFFERING PRICE*  REGISTRATION FEE
- ---------------------------------------------------------------------------------------
Debt Securities........  $40,000,000       100%         $40,000,000        $12,500

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
* Estimated solely for the purpose of calculating the registration fee.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

  PURSUANT TO THE PROVISIONS OF RULE 429 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT WILL BE USED AS A COMBINED PROSPECTUS IN CONNECTION WITH THIS REGISTRATION STATEMENT AND THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3, REGISTRATION NO. 33-46192.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED MARCH 2, 1994

PROSPECTUS

                                  $45,000,000

                        MADISON GAS AND ELECTRIC COMPANY

                                DEBT SECURITIES

                DUE FROM 9 MONTHS TO 35 YEARS FROM DATE OF ISSUE

                                  -----------

  Madison Gas and Electric Company (the "Company") may offer from time to time up to $45,000,000 aggregate principal amount of its Debt Securities (the "Debt Securities"), consisting of one or more series of its First Mortgage Bonds (the "Bonds") and one or more series of its notes secured by a collateral series of first mortgage bonds (the "Secured Notes"). The Debt Securities may be offered with maturities ranging from 9 months to 35 years from the date of issue and in amounts, at prices and on terms to be determined at the time or times of sale. For each offering of Debt Securities (the "Offered Securities") with respect to which this Prospectus is being delivered, the accompanying Prospectus Supplement (the "Prospectus Supplement") sets forth the specific designation, aggregate principal amount, maturity or maturities, initial public offering price or prices, interest rate or rates (which may be fixed or, in the case of Secured Notes, variable), any sinking fund provisions, any listing on a securities exchange, any terms for redemption at the option of the Company or the holder, and any other special terms in respect of the Offered Securities.

  The Debt Securities may be issued in registered form, in bearer form with coupons attached or both. In addition, all or a portion of the Debt Securities of any series may be issued in permanent registered global form, which will be exchangeable only under certain conditions into definitive Debt Securities. See "Description of Debt Securities--Global Securities."

  The Company may sell the Debt Securities to or through underwriters or dealers, directly to other purchasers or through agents. See "Plan of Distribution." The names of any underwriters, dealers or agents, any applicable commissions, discounts or allowances and the proceeds to the Company from the sale of the Offered Securities are set forth in the Prospectus Supplement.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE SECURITIES  COMMISSION
    PASSED   UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS   PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                   THE DATE OF THIS PROSPECTUS IS    , 1994.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices at Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to such Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission pursuant to the Exchange Act (File Number 0-1125) are incorporated in this Prospectus by reference and made a part hereof:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1992;

    2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993; and

    3. The Company's Current Report on Form 8-K dated February 11, 1994.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering made by this Prospectus, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated in this Prospectus by reference, other than certain exhibits to such documents. Such requests should be directed to Joseph T. Krzos, Vice President--Finance, Madison Gas and Electric Company, Post Office Box 1231, Madison, Wisconsin 53701-1231 (Telephone: (608) 252-
7923).

                                  THE COMPANY

  The Company, a Wisconsin corporation organized as such in 1896, is a public utility located in Madison, Wisconsin. It is engaged in generating and transmitting electric energy and distributing it to approximately 117,000 customers throughout 250 square miles in Dane County. The Company also distributes and transports natural gas to approximately 97,000 customers throughout 975 square miles in Dane, Columbia, Iowa, Juneau, Monroe and Vernon counties. The principal executive offices of the Company are located at 133 South Blair Street, Post Office Box 1231, Madison, Wisconsin 53701-1231, and its telephone number is (608) 252-7000.

                                USE OF PROCEEDS

  Except as may be set forth in the Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for its general corporate purposes, including the financing of capital expenditures, the refinancing of indebtedness, the replacement of an accounts receivable facility, and possible business investments and acquisitions. Pending such applications, the net proceeds would be temporarily invested in marketable securities.

                            SELECTED FINANCIAL DATA
                    (000'S EXCEPT RATIO AND PER SHARE DATA)

                                              YEAR ENDED DECEMBER 31
                                   --------------------------------------------
                                     1989     1990     1991     1992     1993
                                   -------- -------- -------- -------- --------
INCOME STATEMENT DATA:
Operating Revenues
  Electric........................ $131,961 $140,493 $146,378 $142,646 $147,201
  Gas.............................   85,627   80,075   85,822   85,356   96,932
                                   -------- -------- -------- -------- --------
    Total......................... $217,588 $220,568 $232,200 $228,002 $244,133
                                   ======== ======== ======== ======== ========
Net Operating Income..............   33,606   34,798   36,374   35,062   34,230
Net Income........................   20,596   22,029   24,880   23,807   24,675
Earnings on Common Stock..........   20,038   21,488   24,356   23,301   24,186
Earnings per share of Common
 Stock(1).........................     1.95     2.04     2.28     2.18     2.26
Ratio of Earnings to Fixed
 Charges(2).......................     2.84     3.24     3.88     3.60     4.15

                                              AS OF DECEMBER 31
                                   ---------------------------------------------
                                          1992                   1993
                                   ---------------------- ----------------------
                                    AMOUNT     PERCENTAGE  AMOUNT     PERCENTAGE
                                   --------    ---------- --------    ----------
CAPITALIZATION:
Long-Term Debt (First Mortgage
 Bonds)..........................  $122,363(3)    39.7%   $120,396(3)    38.8%
Redeemable Preferred Stock (Net
 of $100 current sinking fund re-
 quirement)......................     5,600        1.8       5,400        1.7
Common Shareholders' Equity......   180,367       58.5     184,995       59.5
                                   --------      -----    --------      -----
  Total Capitalization...........  $308,330      100.0%   $310,791      100.0%
                                   ========      =====    ========      =====

- --------
(1) Adjusted to reflect a three-for-two common stock split in the form of a dividend distributed January 21, 1992.
(2) For the purpose of computing the ratio of earnings to fixed charges, earnings have been calculated by adding to income before interest expense, current and deferred federal and state income taxes, investment tax credits deferred and restored charged (credited) to operations and the estimated interest component of rentals. Fixed charges represent interest expense, amortization of debt discount, premium and expense, and the estimated interest component of rentals.
(3) Excluding $25,925 and $18,982, respectively, of construction funds held by a trustee pending disbursement.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

  The Debt Securities may consist of one or more series of Bonds and one or more series of Secured Notes. Any such Bonds will be issued pursuant to and secured by the Company's Indenture of Mortgage and Deed of Trust dated as of January 1, 1946 (the "Original Mortgage") to First Wisconsin Trust Company (now known as Firstar Trust Company), as trustee (the "Mortgage Trustee"), as now or hereafter supplemented and amended (the Original Mortgage as so supplemented and amended being hereinafter referred to as the "Mortgage" and all bonds now or hereafter issued under the Mortgage being hereinafter referred to as the "bonds"). Any such Secured Notes will be issued pursuant to the Company's Indenture to be dated as of March 1, 1994 (the "Note Indenture") to M&I First National Bank, as trustee (the "Note Trustee"), and will be secured by one or more First Mortgage Bonds, 2029 Series (the "Collateral Bonds"), to be issued by the Company pursuant to the Mortgage and pledged to the Note Trustee.

  Included in this Prospectus are descriptions of the Mortgage, the Note Indenture, the Bonds and the Secured Notes. Such descriptions are brief summaries of the provisions referred to and do not purport to be complete. The respective forms of the Mortgage and the Note Indenture are filed as exhibits to the Registration Statement of which this Prospectus is a part, and reference is made thereto for the definitive provisions of such documents. The descriptions herein are qualified in their entirety by such reference. Certain capitalized terms used herein shall have the meanings respectively set forth in the Mortgage and the Note Indenture.

  Subject to the limitations contained herein, the Prospectus Supplement will set forth the following terms relating to the Offered Securities: (1) the specific designation of the Offered Securities and whether the Offered Securities constitute Secured Notes or Bonds; (2) any limit on the aggregate principal amount of the Offered Securities; (3) the date or dates, if any, on which the Offered Securities will mature; (4) the rate or rates per annum (which may be fixed or, in the case of Secured Notes, variable) at which the Offered Securities will bear interest, if any, the date or dates on which any such interest will be payable and the Record Dates for any interest payable on the Offered Securities which are Registered Securities; (5) any mandatory or optional redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities may be redeemed or purchased at the option of the Company or otherwise; (6) whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Securities in bearer form and as to exchanges between registered and bearer form; (7) whether the Offered Securities will be issuable in the form of one or more temporary or permanent Global Securities and, if so, the identity of the Depository for such Global Securities; (8) each office or agency where the principal of and any premium and interest on the Offered Securities will be payable, and each office or agency where the Offered Securities may be presented for registration of transfer or exchange; (9) any applicable United States Federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts with respect to the Offered Securities to a non-United States Person (as defined in such Prospectus Supplement) on account of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Offered Securities rather than pay such additional amounts; and (10) any other terms of the Offered Securities not inconsistent with the Mortgage or the Note Indenture, as the case may be, including covenants and events of default relating solely to the Offered Securities. Offered Securities may be issued bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. United States Federal income tax consequences and other special considerations applicable thereto or to other Offered Securities offered and sold at par which are treated as having been issued at a discount for United States Federal income tax purposes will be described in the Prospectus Supplement relating thereto.

DESCRIPTION OF THE MORTGAGE AND THE BONDS

  General. Any Bonds offered hereby will be issued in an aggregate principal amount not in excess of $45,000,000. Such Bonds, which will mature not more than 35 years from date of issue, will be issuable only in definitive fully registered form in the denomination of $1,000 or any multiple thereof. The Bonds will be transferable and exchangeable without charge to the holder except for any tax or other governmental charge. Both principal and interest will be payable at the office of the Mortgage Trustee in Milwaukee, Wisconsin. Subject to certain exceptions, the Mortgage provides for the payment of interest on each interest payment date only to the persons in whose names the Bonds are registered on the record date, i.e., the tenth business day prior to such interest payment date. At the option of the Company the interest on the Bonds will be payable by check mailed to the registered owners.

  Maintenance and Replacement Fund. The Supplemental Indenture or Indentures creating or securing any Series of Debt Securities will not provide for a maintenance and replacement fund. However, the supplemental indentures with respect to two outstanding series of bonds provide for a maintenance and replacement fund, so long as any of such series of bonds are outstanding, with a combined maintenance and replacement requirement equivalent to 3 1/4% per annum of the average amount of the Company's depreciable electric and gas property in service for the period for which the requirement is calculated. Provision is made for certification upon specified bases of unbonded net property additions, reacquired bonds or prior lien bonds, or the deposit with the Mortgage Trustee of cash, equal to the excess of total maintenance and replacement requirements for expired periods over the aggregate of amounts expended for repairs and maintenance of the mortgaged property and for property additions in renewal or replacement of, or in substitution for, property retirements during such periods. There are generally similar maintenance and replacement requirements with respect to another series of bonds, except that the annual requirement is 2 1/2%. The latest stated maturity of outstanding bonds with respect to which there are maintenance and replacement requirements occurs in 2006. (Article IV of the Fifth, Seventh and Tenth Supplemental Indentures.)

  Withdrawal of Certain Cash. Cash deposited with the First Mortgage Trustee as a basis for the issue of additional bonds may be withdrawn by the Company in the amount of:

    (1) 60% of the lesser of the cost or fair value of unbonded net property additions made after December 31, 1945 (subject to appropriate deductions if such property additions secure prior lien bonds);

    (2) the principal amount of unbonded retired prior lien bonds theretofore deducted in connection with the withdrawal or reduction in cash or 166 2/3% of the principal amount of any prior lien bonds theretofore so deducted at 166 2/3% of their principal amount; or

    (3) the principal amount of unbonded retired bonds. (Article VIII of the Original Mortgage.)

  Dividend Covenant. The Company will covenant that, so long as any Debt Securities are outstanding, it will not declare or pay any dividend on its common stock (other than dividends payable solely in shares of its common stock) or make any other distribution on or purchase any shares of its common stock, unless, after giving effect thereto, the aggregate of all such dividends, distributions and purchases, subsequent to December 31, 1945, shall not exceed the earned surplus (retained income) of the Company available for dividends on its common stock accumulated subsequent to December 31, 1945. The supplemental indentures relating to each of the seven outstanding series of bonds contain a similar dividend covenant, but three of them contain an additional requirement that, so long as any bonds issued thereunder are outstanding, the Company will not declare or pay any such dividend or make any such distribution or so purchase any shares of its common stock unless the remainder of such earned surplus so accumulated, after giving effect to such dividend, distribution or purchase, shall be at least equal to the amount, if any, by which the aggregate of the charges to income of the Company for maintenance of and repairs to, and as provision for depreciation of, the mortgaged property, from the beginning of the calendar year in which the relevant bonds were issued to the end of the calendar year preceding such dividend, distribution or purchase, shall be less than the cumulative maintenance and replacement requirement with respect to outstanding bonds at the end of such later calendar year. The latest stated maturity of outstanding bonds with respect to which such additional dividend covenant is applicable occurs in 2006. As of December 31, 1993, none of these covenants operated to restrict retained income. (Article V of the Fifth, Seventh and Tenth Supplemental Indentures and Article IV of the Fourteenth, Fifteenth, Sixteenth and Seventeenth Supplemental Indentures.)

  Modifications of the Mortgage. In general, modifications or alterations of the Mortgage, and of the rights or obligations of the Company and of the bondholders, as well as waivers of compliance with the Mortgage, may with the approval of the Company be made at bondholders' meetings upon the affirmative vote of 66 2/3% of the bonds entitled to vote thereat with respect to matters involved. Provisions relating to such modifications or alterations and waivers of compliance are subject to certain conditions designed to safeguard the position of the bondholders and the Mortgage Trustee with respect to certain matters of basic importance, including payment of principal of and interest on bonds and creation of liens ranking prior to or on a parity with the lien of the Mortgage as to any property. (Article XIV of the Original Mortgage.)

  Security and Priority. The Mortgage constitutes a direct first mortgage lien upon substantially all of the fixed property, and upon the permits and licenses, owned by the Company, subject to "permissible encumbrances" (as defined in the Mortgage). The Mortgage contains provisions subjecting to the lien thereof fixed property, and permits and licenses, which the Company may subsequently acquire, subject, however, to "permissible encumbrances" and to liens existing or placed upon such property at the time of acquisition thereof by the Company. The Mortgage obligates the Company not to create prior or parity liens or permit them to exist, except for "permissible encumbrances," liens upon property acquired after the date of the Original Mortgage existing thereon at the date of acquisition thereof, and purchase money mortgages created by the Company at the time of the acquisition of such property. The Mortgage provides that no property subject to a prior lien, other than "permissible encumbrances," may be acquired if immediately thereafter the amount of outstanding indebtedness secured by all such liens would exceed the greater of $675,000 or 15% of the principal amount of outstanding bonds, unless at the date of acquisition (i) the outstanding indebtedness secured by such liens shall not exceed 60% of the cost of such property to the Company, and
(ii) the net earnings of such property available for interest for a twelve-month period preceding the acquisition shall have been at least twice the annual interest charges on all indebtedness secured by such liens. (Granting Clauses, Articles I and V of the Original Mortgage.)

  The Collateral Bonds and the Bonds will rank equally and ratably (except as to any sinking or other fund which is or may be established for the exclusive benefit of one or more particular series of bonds) with all bonds, regardless of series, at any time issued and outstanding under the Mortgage.

  Outstanding and Additional Series. At December 31, 1993, bonds of seven series were outstanding. Additional bonds may be issued under the Mortgage in principal amounts (unlimited except as provided by law) equal to:

    (1) 60% of the cost or fair value, whichever is less, of unbonded net property additions made after December 31, 1945 (subject to deductions if such net property additions secure prior lien bonds);

    (2) the principal amount of bonds previously issued under the Mortgage and of prior lien bonds theretofore deducted for purposes of the Mortgage, which have been retired or are then being retired and have not been bonded; and

    (3) the amount of cash deposited with the Mortgage Trustee for such purpose;

but in each case subject to specified net earnings requirements, unless the bonds are being issued under certain conditions under (2) above. Additional bonds may not be issued whenever 60% of the lesser of the cost or fair value of restricted property (in essence, bonded additions subject to prior liens, other than "permissible encumbrances," or not used or useful in the electric or gas utility business) would exceed 10% of the aggregate principal amount of outstanding bonds and prior lien bonds. (Articles I, Ill and V of the Original Mortgage.)

  At December 31, 1993, unbonded net property additions amounted to approximately $79,600,000 and unbonded bond retirements were $142,500,000. The Collateral Bonds and the Bonds may be issued upon a combination of unbonded property additions, unbonded bond retirements and deposited cash.

  Except as set forth above, the Mortgage does not limit the amount of additional bonds which can be issued; and it does not contain any restrictions on the issuance of unsecured indebtedness. The Mortgage does not prohibit a merger or sale of substantially all of the Company's assets or a comparable transaction unless the lien of the Mortgage is impaired, and does not address the effects on the bondholders of a highly leveraged transaction, however effected. A leveraged buyout initiated or supported by management would be treated no differently from any other highly leveraged transaction.

  Concerning the Mortgage Trustee. The Mortgage Trustee is Firstar Trust Company, Milwaukee, Wisconsin. The Mortgage Trustee, Firstar Bank, Milwaukee and Firstar Bank, Madison are all affiliated. The Company has for a number of years maintained lines of credit with one or more of such affiliates of the Mortgage Trustee.

  Default and Notice Thereof. The Mortgage provides that each of the following shall constitute events of default:

    (a) Failure to make due and punctual payment of any installment of interest on any bonds or of any sinking fund obligation if such default continues for a period of 60 days, or failure to pay the principal of any bonds when due and payable.

    (b) Failure to make due and punctual payment of any installment of interest on any prior lien bonds if such default continues for any applicable grace period, or failure to pay the principal of any prior lien bonds when due and payable.

    (c) The Company's failure to perform or observe any other covenant, agreement or condition in the Mortgage or in any indenture supplemental thereto or in the bonds issued thereunder or in any prior lien or prior lien bonds and continuance of such failure for 90 days after written notice to the Company by the Mortgage Trustee or by holders of not less than 25% of the bonds.

    (d) Any written admission by the Company of its inability to pay its debts generally, or any petition in voluntary bankruptcy, or any general assignment for the benefit of creditors or consent to the appointment of a receiver by the Company, or any seeking by the Company of a reorganization; or any adjudication that the Company is bankrupt or insolvent or any appointment of a receiver without the Company's consent, or any decree approving a plan of reorganization of the Company, or any assumption of control over the Company by a court, if such adjudication, order, appointment or decree shall not be vacated within 90 days. (Article IX of the Original Mortgage.)

  In case of a default the Mortgage Trustee or the holders of not less than 25% of the bonds may declare the principal and accrued and unpaid interest on all bonds, if not already due, to be immediately due and payable. The Mortgage Trustee shall, upon written request of the holders of a majority of the bonds, waive any such default and rescind such declaration if such default is remedied or cured to the reasonable satisfaction of the Mortgage Trustee. (Article IX of the Original Mortgage.)

  The Mortgage Trustee shall give the holders of the bonds notice of any default known to it within 90 days after the occurrence thereof (disregarding any periods of grace or notice) unless such default shall have been cured. However, except in case of default in the payment of principal or of interest on the bonds or in the payment of any sinking fund installment, the Mortgage Trustee may withhold such notice if in good faith it determines that the withholding of such notice is in the interest of the holders of the bonds. (Article XII of the Original Mortgage.)

  The holders of a majority of the bonds shall have the right to direct the time, method and place of conducting any proceeding for any remedy open to the Mortgage Trustee and of exercising any power or trust conferred upon the Mortgage Trustee under the Indenture. (Article IX of the Original Mortgage.)

  The Mortgage Trustee is not required to take action to enforce any remedy unless provided with satisfactory indemnity against costs, expenses and liabilities which may be incurred thereby. (Articles IX and XII of the Original Mortgage.)

  Compliance with certain provisions of the Mortgage is required to be evidenced by various written statements or certificates filed with the Mortgage Trustee, and various certificates and other papers are required to be so filed annually and upon the happening of various events. No periodic evidence is required to be furnished as to the absence of default or as to compliance with the terms of the Mortgage; however, the Trust Indenture Act of 1939, as amended, requires that annual certificates as to the absence of such defaults be furnished to the Mortgage Trustee. (Article V of the Original Mortgage.)

DESCRIPTION OF THE NOTE INDENTURE AND THE SECURED NOTES.

  General. The Secured Notes will be issuable under the Note Indenture and secured by the Collateral Bonds to be issued by the Company and pledged to the Note Trustee. The Note Indenture does not limit the aggregate principal amount of Secured Notes which may be issued thereunder, except that no Secured Notes shall be issued if, after giving effect to such issuance, the aggregate principal amount of the Outstanding Secured Notes would exceed the aggregate Stated Principal Amount (as defined below) of the Outstanding Collateral Bonds. Subject to the foregoing limitation, Secured Notes may be issued under the Note Indenture from time to time in one or more series. Each series of Secured Notes shall be denominated and bear interest in United States currency and shall mature on a date not less than 9 months nor more than 35 years after the date of issuance (but in no event shall any Secured Note mature after January 15, 2029, the date of maturity of the Collateral Bonds). (Article Two of the Note Indenture.)

  Security; The Collateral Bonds. The payment of the principal of, premium (if any) and interest on the Secured Notes will be secured by a pledge to the Note Trustee of the Collateral Bonds. The Collateral Bonds will be issued under and secured by the Mortgage, equally and ratably with all other bonds now or hereafter issued and Outstanding thereunder. The aggregate principal amount of the Collateral Bonds will be limited to the lesser of (a) the dollar amount set forth therein (the "Stated Principal Amount") or (b) the aggregate principal amount of the Secured Notes from time to time Outstanding. The interest payable on the Collateral Bonds shall be equal to the aggregate interest payable with respect to the Secured Notes, but such interest shall not exceed an amount computed using a fixed interest rate of 25% per annum. Both principal and interest with respect to the Collateral Bonds will be payable to the Note Trustee. Unless otherwise indicated in the applicable Prospectus Supplement, interest will be payable on the Collateral Bonds semi-annually on January 15 and July 15 of each year during which Secured Notes are Outstanding. Principal, premium (if any) and interest payments with respect to the Secured Notes shall be deemed to be payments of the principal, premium (if any) and interest due with respect to the Collateral Bonds. For a description of the Mortgage, the bonds issued thereunder and the rights of the holders of such bonds, see "Description of Debt Securities--Description of the Mortgage and the Bonds" herein. The Note Trustee shall be deemed and treated as the sole holder of the Collateral Bonds for all purposes under the Mortgage. (Article Twelve of the Note Indenture.)

  The Collateral Bonds will not be entitled to the benefit of any sinking fund.

  The Collateral Bonds are subject to redemption upon the demand of the Note Trustee on the occurrence of an Event of Default under the Note Indenture and the resulting acceleration of the maturity of the Secured Notes. The redemption price shall be equal to 100% of the aggregate principal amount of the Outstanding Secured Notes of all series plus accrued interest thereon to the date fixed for redemption. At any time after any such acceleration of the Secured Notes, but before a judgment or decree for the immediate payment of the Secured Notes has been obtained, and so long as the Collateral Bonds have not been accelerated, the Holders of at least a majority in principal amount of the Outstanding Secured Notes may, under certain circumstances described in the
Note Indenture, rescind the acceleration of the Secured Notes and the demand for redemption of the Collateral Bonds. (Article Five of the Note Indenture.)

  Global Securities. The Secured Notes may be issued in the form of a global security which is deposited with and registered in the name of the depository (or a nominee of the depository) specified in the accompanying Prospectus Supplement. So long as the depository for a global security, or its nominee, is the registered owner of the global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the Secured Notes represented by such global security for all purposes under the Note Indenture. Except as provided in the Note Indenture, owners of beneficial interests in Secured Notes represented by a global security will not (a) be entitled to have such Secured Notes registered in their names, (b) receive or be entitled to receive physical delivery of certificates representing such Secured Notes in definitive form, (c) be considered the owners or holders thereof under the Note Indenture or (d) have any rights under the Note Indenture with respect to such global security. Unless and until it is exchanged in whole or in part for individual certificates evidencing the Secured Notes represented thereby, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee to a successor depository or any nominee of such successor. The Company, in its sole discretion, may at any time determine that any series of Secured Notes issued or issuable in the form of a global security shall no longer be represented by such global security and such global security shall be exchanged for securities in definitive form pursuant to the Note Indenture. (Sections 2.3, 2.4, 2.8 and 7.3 of the Note Indenture.)

  Upon issuance of a global security, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of such global security to the accounts of participants. Ownership of interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depository (with respect to interests of participants in the depository), or by participants in the depository or persons that may hold interests through such participants (with respect to persons other than participants in the depository). Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants.

  Exchange and Transfer. Secured Notes may be presented for exchange and registered Secured Notes may be presented for registration of transfer at the offices and subject to the restrictions set forth therein and in the applicable Prospectus Supplement without service charge, but upon payment of any taxes or other governmental charges due in connection therewith, subject to any applicable limitations contained in the Note Indenture. Secured Notes in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery. (Section 2.8 of the Note Indenture.)

  Payment. Unless otherwise indicated in the applicable Prospectus Supplement, payment of the principal of and the premium and interest, if any, on all Secured Notes in registered form (other than a Registered Global Security) will be made at the office of the Note Trustee in the City of West Bend, Wisconsin, except that, at the option of the Company, payment of any interest may be made
(i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register or (ii) by wire transfer to an account maintained by the Person entitled to such payment as specified in the Note Register. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest due on Secured Notes in registered form will be made to the Persons in whose name such Secured Notes are registered at the close of business on the Record Date for such interest payments. (Sections
3.1 and 3.2 of the Note Indenture.)

  Events of Default. The occurrence of any of the following events with respect to the Secured Notes of any series will constitute an "Event of Default" with respect to the Secured Notes of such series: (a) default for 30 days in the payment of any interest on any of the Secured Notes of such series; (b) default in the payment of any of the principal of or the premium, if any, on any of the Secured Notes of such series, whether at maturity, upon redemption, by declaration or otherwise; (c) default in the deposit of any sinking fund payment in respect of Secured Notes of such series; (d) default for 60 days by the Company in the performance or observance of any other covenant or agreement contained in the Note Indenture relating to the Secured Notes of such series after written notice thereof as provided in the Note Indenture; (e) the occurrence of an event of default under the Mortgage and the Mortgage Trustee, the Company or the Holders of at least 25% in aggregate principal amount of the Outstanding Secured Notes of such series shall have given written notice thereof to the Note Trustee; or (f) the occurrence of certain events of bankruptcy, insolvency or reorganization relating to the Company. Additional Events of Default may be prescribed for the benefit of the Holders of a particular series of Secured Notes, and any such additional Events of Default will be described in the Prospectus Supplement relating thereto.

  If an Event of Default due to a default in the payment of the principal of or the premium or interest, if any, on any series of Secured Notes shall have occurred and be continuing, either the Note Trustee or the Holders of not less than 25% in aggregate principal amount of the Secured Notes of such series then Outstanding may declare the principal of all Secured Notes of such series and the interest, if any, accrued thereon to be due and payable immediately. If an Event of Default due to a default in the observance or performance of any other covenant or agreement of the Company contained in the Note Indenture and applicable to the Secured Notes of one or more (but less than all) series then Outstanding shall have occurred and be continuing, either the Note Trustee or the Holders of not less than 25% in aggregate principal amount of the Secured Notes of the affected series then Outstanding (voting as one class) may declare the principal of all Secured Notes of each such affected series and the interest, if any, accrued thereon to be due and payable immediately. If any Event of Default due to a default in the observance or performance of any other covenant or agreement of the Company contained in the Note Indenture applicable to all Secured Notes then Outstanding or due to certain events of bankruptcy, insolvency or reorganization relating to the Company shall have occurred and be continuing, either the Note Trustee or the Holders of not less than 25% in aggregate principal amount of all Secured Notes then Outstanding (voting as one class) may declare the principal of all Secured Notes and the interest, if any, accrued thereon to be due and payable immediately.

  Upon any such acceleration of the Secured Notes, the Note Trustee is empowered to cause the mandatory redemption of the Collateral Bonds at 100% of the principal amount thereof plus accrued interest to the redemption date. At any time after an acceleration of the Secured Notes has been declared, but before a judgment or decree for the immediate payment of the principal amount of the Secured Notes has been obtained and so long as the Collateral Bonds have not been accelerated, the holders of a majority in principal amount of the Outstanding Secured Notes may, under certain circumstances, rescind and annul such acceleration and its consequences.

  Upon certain conditions, any such declaration of the Secured Notes may be rescinded and annulled if all Events of Default, other than the nonpayment of accelerated principal, with respect to the Secured Notes of all such affected series then Outstanding shall have been cured or waived as provided in the Note Indenture by the Holders of a majority in aggregate principal amount of the Secured Notes of the affected series then Outstanding (voting as one class, except in the case of Events of Default described in clauses (a), (b) and (c) above, as to which each series so affected will vote as a separate class). See "Modification of the Note Indenture" below. Reference is made to the Prospectus Supplement relating to any series of Original Issue Discount securities for the particular provisions relating to the acceleration of a portion of the principal amount thereof upon the occurrence and continuance of an Event of Default with respect thereto.

  The Note Indenture provides that, subject to the duty of the Trustee to act with the requisite standard of care in case default with respect to a series of Secured Notes shall have occurred and be continuing, the Note Trustee will be under no obligation to exercise any of its rights or powers under the Note Indenture at the request, order or direction of the Holders of the Secured Notes, unless such Holders shall have offered to the Note Trustee reasonable indemnity. Subject to such provisions for indemnity and certain other limitations contained in the Note Indenture, the Holders of a majority in aggregate principal amount of the Secured Notes of each affected series then Outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee, or exercising any trust or power conferred on the Note Trustee, with respect to the Secured Notes of such affected series.

  The Note Indenture provides that no Holder of Secured Notes may institute any action against the Company under the Note Indenture (except actions for payment of overdue principal, premium or interest) unless such Holder previously shall have given to the Note Trustee notice of default and continuance thereof and unless the Holders of not less than 25% in aggregate principal amount of the Secured Notes of the affected series then Outstanding (voting as one class) shall have requested the Note Trustee to institute such action and shall have offered the Note Trustee reasonable indemnity, the Note Trustee shall not have instituted such action within 60 days of such request and the Note Trustee shall not have received direction inconsistent with such request by the Holders of a majority in aggregate principal amount of the Secured Notes of the affected series then Outstanding (voting as one class). (Article Five of the Note Indenture.)

  The Note Indenture requires the Company to furnish to the Note Trustee annually a statement as to the Company's compliance with all conditions and covenants under the Note Indenture. The Note Indenture provides that the Note Trustee may withhold notice to the Holders of the Secured Notes of any series of any default affecting such series (except defaults as to payment of principal, premium or interest on the Secured Notes of such series) if it considers such withholding to be in the interests of the Holders of the Secured Notes of such series. (Sections 4.3 and 5.11 of the Note Indenture.)

  Consolidation, Merger or Sale of Assets. The Note Indenture provides that the Company may consolidate with or merge into, or sell, lease or convey its property as an entirety or substantially as an entirety to, any other corporation if (a) such corporation assumes the obligations of the Company under the Secured Notes and the Note Indenture and is organized and existing under the laws of the Untied States of America, any State thereof or the District of Columbia, (b) immediately after such consolidation, merger, sale, lease or conveyance, such other corporation shall have assumed and become liable for all of the obligations of the Company under and with respect to the Mortgage and the Collateral Bonds and the Note Indenture and (c) no such consolidation, merger or sale shall have impaired the lien of the Mortgage or any of the rights and powers of the holder of the Collateral Bonds. The term "impaired" is not defined in the Mortgage, but the Company believes that an impairment would occur thereunder if any such transaction had the effect or releasing any property from the first mortgage lien created by the Mortgage or subjecting any property subject to such lien to any prior lien except as expressly permitted by the Mortgage. (Article Nine of the Note Indenture.)

  Modification of the Note Indenture. The Note Indenture permits the Company and the Note Trustee to enter into supplemental indentures thereto without the consent of the Holders of the Secured Notes to: (a) additionally secure the Secured Notes of one or more series, (b) evidence the assumption by a successor corporation of the obligations of the Company under the Note Indenture and the Secured Notes then Outstanding, (c) add covenants for the protection of the Holders of the Secured Notes, (d) cure any ambiguity or correct any inconsistency in the Note Indenture, (e) establish the form and terms of the Secured Notes of any series and (f) evidence the acceptance of appointment by a successor Note Trustee.

  The Note Indenture also permits the Company and the Note Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Secured Notes of each series then Outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, the Note Indenture or modify in any manner the rights of the Holders of the Secured Notes of each such affected series; provided, however, that the Company and the Note Trustee may not, without the consent of the Holder of each Secured Note then Outstanding and affected thereby: (a) extend the time of payment of the principal (or any installment) of any Secured Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on the redemption thereof, or impair the security interest of the Note Trustee in the Collateral Bonds, or reduce the amount payable on any Original Issue Discount Notes upon acceleration or provable in bankruptcy, or impair the right to institute suit for the enforcement of any payment on any Secured Note when due; or (b) reduce the percentage in principal amount of the Secured Notes of the affected series, the consent of whose Holders is required for any such modification or for any waiver provided for in the Note Indenture. (Article Eight of the Note Indenture.)

  Prior to the acceleration of the maturity of any Secured Notes, the Holders of a majority in aggregate principal amount of the Secured Notes of all series at the time Outstanding with respect to which a default or an Event of Default shall have occurred and be continuing (voting as one class) may on behalf of the Holders of all such affected Secured Notes waive any past default or Event of Default and its consequences, except a default or an Event of Default in respect of a covenant or provision of the Note Indenture or of any Secured Note which cannot be modified or amended without the consent of the Holder of each Secured Note affected. (Section 5.10 of the Note Indenture.)

  Defeasance and Discharge. The Note Indenture provides that, at the option of the Company: (a) the Company will be discharged from any and all obligations in respect of the Secured Notes of a particular series then Outstanding (except for certain obligations to register the transfer of or exchange the Secured Notes of such series, to replace stolen, lost or mutilated Secured Notes of such series, to maintain paying agencies and to maintain the trust described below), or (b) the Company need not comply with and shall have no liability in respect of certain restrictive covenants of the Note Indenture (including those described under "Consolidation, Merger or Sale of Assets"), and the failure to comply with such covenants shall not be an Event of Default, in each case if the Company irrevocably deposits in trust with the Note Trustee money, and/or securities backed by the full faith and credit of the United States which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal of (and premium, if any) and interest on the Secured Notes of such series on the stated maturity of such Secured Notes and any mandatory sinking fund or analogous payment on the dates on which such payments are due and payable in accordance with the terms thereof. To exercise such option, the Company is required, among other things, to deliver to the Note Trustee an opinion of independent counsel to the effect that the exercise of such option would not cause the Holders of the Secured Notes of such series to recognize income, gain or loss for United Stated Federal income tax purposes as a result of such defeasance, and such Holders will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and, in the case of a discharge in clause (a) of the preceding sentence, such opinion is to be accompanied by a private letter ruling to the same effect received from the Internal Revenue Service, a revenue ruling to such effect pertaining to a comparable form of transaction published by the Internal Revenue Service or appropriate evidence that since the date of the Note Indenture there has been a change in the applicable Federal income tax law. Notwithstanding the foregoing, such option may not be exercised by the Company if (i) any Event of Default, or event which with notice or lapse of time or both, would become an Event of Default, has occurred and is continuing under the Note Indenture, (ii) any such deposit of money and/or securities would result in a breach or violation of, or constitute a default under, the Note Indenture or any other agreement to which the Company is a party or by which it is bound, or (iii) any such deposit would cause any Secured Note of the affected series then listed on any national securities exchange to be delisted.

  In the event the Company exercises its option to effect a covenant defeasance with respect to the Secured Notes of any series as described in the preceding paragraph and the Secured Notes of such series are thereafter declared due and payable because of the occurrence of any Event of Default other than an Event of Default caused by failing to comply with the covenants which are defeased, and the amount of money and securities on deposit with the Trustee would be insufficient to pay amounts due on the Secured Notes of such series at the time of their accelerated maturity, the Company would remain liable for such accelerated amounts.

  The Company may also obtain a discharge of the Note Indenture with respect to all Secured Notes then Outstanding (except for the rights of Noteholders in the property deposited and to receive payments of principal and interest when due, the rights of the Note Trustee and certain obligations to register the transfer of or exchange such Secured Notes, to replace stolen, lost or mutilated Secured Notes, to maintain paying agencies and to maintain the trust described below) by irrevocably depositing in trust with the Note Trustee money, and/or securities backed by the full faith and credit of the United States which, through the payment of the principal thereof or the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal of (and premium, if any) and interest on the Secured Notes on the stated maturities thereof and any mandatory sinking fund or analogous payments on the dates on which such payments are due and payable, provided that such Secured Notes are by their terms due and payable, or are to be called for redemption, within one year. (Article Ten of the Note Indenture.)

CONCERNING THE NOTE TRUSTEE.

  M&I First National Bank, the trustee under the Note Indenture, is one of a number of banks with which the Company maintains ordinary banking relationships, including, in certain cases, credit facilities.

                              PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities being offered hereby in four ways:
(i) directly to purchasers, (ii) through agents, (iii) through underwriters and
(iv) through dealers.

  Offers to purchase Debt Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered, will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. Any underwriters will acquire Debt Securities for their own account and may resell such Debt Securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Debt Securities offered thereby. If any underwriters are utilized in the sale of the Debt Securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Debt Securities will be obligated to purchase all such Debt Securities, if any are purchased.

  If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

  Agents, underwriters and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities (including liabilities under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise) or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

  Offers to purchase Debt Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

  If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal amount of Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that the purchase by an institution of the Debt Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Debt Securities pursuant to Contracts accepted by the Company.

  The place and time of delivery for the Debt Securities in respect of which this Prospectus is delivered are set forth in the Prospectus Supplement.

                                 LEGAL OPINIONS

  Legal matters with respect to the Debt Securities will be passed upon for the Company by Michael, Best & Friedrich, Milwaukee, Wisconsin.

                                    EXPERTS

  The financial statements and financial statement schedules included (or incorporated by reference) in the Company's Annual Report on Form 10-K for the year ended December 31, 1992, incorporated by reference herein, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report with respect thereto, and are so incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. The financial statements included in the Company's Current Report on Form 8-K dated February 11, 1994 for the year ended December 31, 1993, incorporated by reference herein, have been audited by Coopers & Lybrand, independent accountants, as indicated in their report with respect thereto, and are so incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing matters. Any financial statements and schedules hereafter incorporated by reference in the Registration Statement of which this Prospectus is a part that have been audited and are the subject of a report by independent accountants will be so incorporated by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents filed with the Commission.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Registration Fee--Securities and Exchange Commission............. $ 12,500
     Public Service Commission of Wisconsin Fee.......................    1,500
     Legal Fees and Expenses..........................................   65,000
     Blue Sky Fees and Expenses.......................................    7,500
     Accounting Fees and Expenses.....................................   22,000
     Printing Expenses................................................   15,000
     Trustee Fees and Expenses........................................   20,000
     Miscellaneous....................................................   20,000
                                                                       --------
       Total.......................................................... $163,500
                                                                       ========

  All of the above items except the Registration Fee are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Pursuant to the provisions of the Wisconsin Business Corporation Law and
Article IX of the Registrant's By-Laws, director and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal lability to the Registrant, its shareholders or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined above.

                                 EXHIBIT INDEX

ITEM 16. EXHIBITS

 EXHIBIT
 NUMBER                             NATURE OF EXHIBIT
 -------                            -----------------
   1.1   Form of Agency Agreement.
   1.2   Form of Underwriting Agreement.
  *4.1   Indenture of Mortgage and Deed of Trust between the Company and First
         Wisconsin Trust Company (now known as Firstar Trust Company), as
         Trustee, dated as of January 1, 1946 (Exhibit 7-D to file No. 2-6059), and the following indentures supplemental thereto, respectively, the
         Fifth Supplemental Indenture dated as of June 1, 1966 (Exhibit 4-B-6 to file No. 2-25244), the Seventh Supplemental Indenture dated as of
         January 15, 1971 (Exhibit 2.08 to file No. 2-38980), the Tenth
         Supplemental Indenture dated as of November 1, 1976 (Exhibit 2.03 to file No. 2-60227), the Fourteenth Supplemental Indenture dated as of
         April 1, 1992 (Exhibit 4C to file No. 0-1125), the Fifteenth
         Supplemental Indenture dated as of April 1, 1992 (Exhibit 4D to file
         No. 0-1125), the Sixteenth Supplemental Indenture dated as of October
         1, 1992 (Exhibit 4E to file No. 0-1125), and the Seventeenth
         Supplemental Indenture dated as of February 1, 1993 (Exhibit 4F to file No. 0-1125).
   4.2   Form of Note Indenture.
         Form of Eighteenth Supplemental Indenture creating the Collateral
   4.3   Bonds.
         Form of Supplemental Indenture to create one or more series of Bonds
   4.4   to be issued.
   4.5   Form of Fixed Rate Note.
   4.6   Form of Floating Rate Note.
   4.7   Form of Calculation Agency Agreement.
   5     Opinion of Michael, Best & Friedrich.
  12     Computation of Ratio of Earnings to Fixed Charges.
  23.1   Consent of Arthur Andersen & Co.
  23.2   Consent of Coopers & Lybrand.
  23.3   Consent of Michael, Best & Friedrich (included in Exhibit Number 5).
  24     Powers of Attorney (included in signature page).
  25.1   Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of Firstar Trust Company.
  25.2   Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of M&I First National Bank.

- --------
* The exhibits listed above and marked with an asterisk were filed as exhibits to Registration Statements or Reports previously filed with the Commission under the exhibit number and Registration or File number as shown after each such exhibit, and they are hereby incorporated herein by reference.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; or

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MADISON, STATE OF WISCONSIN, ON FEBRUARY 28, 1994.

                                         Madison Gas and Electric Company

                                                    /s/ David C. Mebane
                                         By: __________________________________
                                                      DAVID C. MEBANE
                                            PRESIDENT, CHIEF EXECUTIVE OFFICER
                                                AND CHIEF OPERATING OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON FEBRUARY 28, 1994.

  Each person whose signature below constitutes and appoints David C. Mebane and Joseph T. Krzos, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              SIGNATURE                                  TITLE

       /s/ Frank C. Vondrasek            Chairman and Director
- -------------------------------------
           FRANK C. VONDRASEK

         /s/ David C. Mebane             President, Chief Executive Officer,
- -------------------------------------     Chief Operating Officer and
           DAVID C. MEBANE                Director (Principal Executive
                                          Officer)

         /s/ Joseph T. Krzos             Vice President--Finance (Principal
- -------------------------------------     Financial Officer and Principal
           JOSEPH T. KRZOS                Accounting Officer)

     /s/ Jean Manchester Biddick         Director
- -------------------------------------
       JEAN MANCHESTER BIDDICK

        /s/ Richard E. Blaney            Director
- -------------------------------------
           RICHARD E. BLANEY

         /s/ Robert M. Bolz              Director
- -------------------------------------
           ROBERT M. BOLZ

              SIGNATURE                                   TITLE

       /s/ Donald J. Helfrecht            Director
- -------------------------------------
         DONALD J. HELFRECHT

        /s/ Frederic E. Mohs              Director
- -------------------------------------
          FREDERIC E. MOHS

       /s/ Robert B. Rennebohm            Director
- -------------------------------------
         ROBERT B. RENNEBOHM

        /s/ Phillip C. Stark              Director
- -------------------------------------
          PHILLIP C. STARK

                                          Director
- -------------------------------------
           H. LEE SWANSON

                                 EXHIBIT INDEX

ITEM 16. EXHIBITS

 EXHIBIT
 NUMBER                         NATURE OF EXHIBIT                          PAGE
 -------                        -----------------                          ----
   1.1   Form of Agency Agreement.
   1.2   Form of Underwriting Agreement.
  *4.1   Indenture of Mortgage and Deed of Trust between the Company and
         First Wisconsin Trust Company (now known as Firstar Trust
         Company), as Trustee, dated as of January 1, 1946 (Exhibit 7-D to file No. 2-6059), and the following indentures supplemental thereto, respectively, the Fifth Supplemental Indenture dated as of June 1, 1966 (Exhibit 4-B-6 to file No. 2-25244), the
         Seventh Supplemental Indenture dated as of January 15, 1971
         (Exhibit 2.08 to file No. 2-38980), the Tenth Supplemental
         Indenture dated as of November 1, 1976 (Exhibit 2.03 to file
         No. 2-60227), the Fourteenth Supplemental Indenture dated as of
         April 1, 1992 (Exhibit 4C to file No. 0-1125), the Fifteenth
         Supplemental Indenture dated as of April 1, 1992 (Exhibit 4D to file No. 0-1125), the Sixteenth Supplemental Indenture dated as of October 1, 1992 (Exhibit 4E to file No. 0-1125), and the
         Seventeenth Supplemental Indenture dated as of February 1, 1993
         (Exhibit 4F to file No. 0-1125).
   4.2   Form of Note Indenture.
   4.3   Form of Eighteenth Supplemental Indenture creating the
         Collateral Bonds.
   4.4   Form of Supplemental Indenture to create one or more series of
         Bonds to be issued.
   4.5   Form of Fixed Rate Note.
   4.6   Form of Floating Rate Note.
   4.7   Form of Calculation Agency Agreement.
   5     Opinion of Michael, Best & Friedrich.
  12     Computation of Ratio of Earnings to Fixed Charges.
  23.1   Consent of Arthur Andersen & Co.
  23.2   Consent of Coopers & Lybrand.
  23.3   Consent of Michael, Best & Friedrich (included in Exhibit
         Number 5).
  24     Powers of Attorney (included in signature page).
  25.1   Form T-1 Statement of Eligibility and Qualification under the
         Trust Indenture Act of 1939 of Firstar Trust Company.
  25.2   Form T-1 Statement of Eligibility and Qualification under the
         Trust Indenture Act of 1939 of M&I First National Bank.

- --------
* The exhibits listed above and marked with an asterisk were filed as exhibits to Registration Statements or Reports previously filed with the Commission under the exhibit number and Registration or File number as shown after each such exhibit, and they are hereby incorporated herein by reference.